SOUTHERN CALIFORNIA EDISON COMPANY AND CONSOLIDATED UTILITY-RELATED SUBSIDIARIES

                       RATIOS OF EARNINGS TO FIXED CHARGES

                             (Thousands of Dollars)


                                                                                                                          Twelve
                                                                     Year Ended December 31,                          Months Ended
                                     ----------------------------------------------------------------------------
                                         1994             1995             1996           1997            1998      Sept. 30, 1999
                                     --------------  --------------   -------------  --------------   -----------  ----------------

EARNINGS BEFORE INCOME TAXES
  AND FIXED CHARGES:


Income before interest expense
(1)                                $   1,081,800   $  1,143,477     $  1,108,410   $   1,049,866  $      999,910   $       962,283
Add:
  Taxes on income (2)                    452,091        509,632          511,819         520,468         442,356           366,549
  Rentals (3)                              3,512          4,018            3,269           2,639           2,208             1,841
  Allocable portion of interest
      on long-term Contracts for
      the purchase of power (4)            1,870          1,848            1,824           1,797           1,767             1,743
  Spent nuclear fuel interest (6)             68              -                -               -               -                 -
  Amortization of previously
      capitalized fixed charges            2,271          1,185              814           1,127           1,571             1,560
                                     ------------   ------------     -----------    ------------   -------------    --------------
Total earnings before income
  taxes and fixed charges (A)      $   1,541,612   $  1,660,160     $  1,626,136   $   1,575,897  $    1,447,812   $     1,333,976
                                     ============   ============     ===========    ============   =============    ==============




FIXED CHARGES:
  Interest and amortization        $     443,219   $    463,786     $    453,015   $     444,272  $      484,788   $       478,169
  Rentals (3)                              3,512          4,018            3,269           2,639           2,208             1,841
  Capitalized fixed charges -
      nuclear fuel (5)                       254          1,531            1,711           2,398           1,294             1,792
  Allocable portion of interest
      on long-term contracts for
      the purchase of power (4)            1,870          1,848            1,824           1,797           1,767             1,743
  Spent nuclear fuel interest (6)             68              -                -               -               -                 -
                                     ------------   ------------     -----------    ------------   -------------    --------------
Total fixed charges (B)            $     448,923   $    471,183    $     459,819   $     451,106  $      490,057   $       483,545
                                     ============   ============     ===========    ============   =============    ==============


RATIO OF EARNINGS TO
  FIXED CHARGES (A) / (B):                  3.43           3.52            3.54            3.49            2.95              2.76
                                     ============   ============     ===========    ============   =============    ==============

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(1) Includes allowance for funds used during construction and accrual of unbilled revenue.
(2) Includes allocation of federal income and state franchise taxes to other income.
(3) Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals.
(4) Allocable portion of interest included in annual minimum debt service requirement of supplier.
(5) Includes fixed charges associated with Nuclear Fuel.
(6) Represents interest on spent nuclear fuel disposal obligation.